Exhibit 107

Calculation of Filing Fee Table(1)

424(b)(5)

(Form Type)

NiSource Inc.

(Exact Name of Registrant as Specified in its Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)(2)	—	—	$900,000,000	0.00014760	$132,840(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amount					$900,000,000		$132,840(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							$32,730(3)

	Net Fee Due							$100,110(2)(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	NiSource Inc.	424(b)(5)	333-268084	November 1, 2022	—	$32,730	Equity	Common Stock, par value $0.01 per share	—	$300,000,043(3)	—

Fee Offset Sources	NiSource Inc.	424(b)(5)	333-234422	—	February 22, 2021	—	—	—	—	—	$81,825

(1)

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-268084, which was filed on November 1, 2022 (the “Registration Statement”). The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, NiSource Inc. (the “Registrant”) initially deferred payment of all the registration fees for Registration Statement.

(3)

The Registrant is registering shares of common stock having a proposed maximum aggregate offering price of up to $900,000,000 pursuant to the prospectus supplement to which this exhibit is attached (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a prospectus supplement dated February 22, 2021 (the “2021 Prospectus Supplement”) and an accompanying prospectus dated November 1, 2019 pursuant to a Registration Statement on Form S-3 (Registration No. 333-234422) filed on November 1, 2019 (the “2019 Registration Statement”). In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $81,825.00. Shares of common stock having an aggregate offering price of $299,999,970.00 were offered and sold pursuant to the 2018 Prospectus Supplement. The Company subsequently filed a prospectus supplement, dated November 1, 2022 (the “2022 Prospectus Supplement” and, together with the 2021 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated November 1, 2022 pursuant to a Registration Statement on Form S-3 (Registration No. 333-268084) (the “2022 Registration Statement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $450,000,030, all of which were unsold securities previously registered pursuant to the 2021 Prospectus Supplement and the 2019 Registration Statement. As such, no additional filing fee was paid in connection with the filing of the 2022 Prospectus Supplement. Shares of common stock having an aggregate offering price of $149,999,987.00 were offered and sold pursuant to the 2022 Prospectus Supplement. The Registrant terminated the offering that included the unsold securities under the Prior Prospectus Supplements. Shares of common stock having a proposed maximum offering price of $300,000,043.00 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, $32,730.00 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $132,840.00 due for this offering. The remaining balance of the registration fee, $100,110.00, is being paid herewith in connection with the filing of the Current Prospectus Supplement.